CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



        To Thermo Electron Corporation:


             As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 17, 1994 incorporated by reference in Thermo Electron Corporation's Form 10-K for the year ended January 1, 1994 and to all references to our Firm included in this registration statement.



                                           /s/  Arthur Andersen & Co.
                                                ---------------------
                                                Arthur Andersen & Co.



        Boston, Massachusetts,
        June 15, 1994